UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023 (April 21, 2023)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY 40299	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2023, LogicMark, Inc. (the “Company”), acting pursuant to authority received at a special meeting of its stockholders on March 7, 2023 (the “Special Meeting”), filed with the Secretary of State of the State of Delaware (i) a certificate of amendment (the “Charter Amendment”) to its certificate of incorporation, as amended (the “Certificate of Incorporation”), which effected a one-for-twenty reverse stock split (the “Common Stock Reverse Stock Split”) of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”); and (ii) a certificate of amendment (the “Series C Certificate of Amendment”) to its Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock, as amended (“Series C Certificate of Designations”), which effected a one-for-twenty reverse stock split (the “Series C Reverse Stock Split” and together with the Common Stock Reverse Stock Split, the “Reverse Stock Splits”) of all of the Company’s outstanding shares of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and which increased the stated value of the Series C Preferred Stock from $10,000 per share to $200,000 per share. Pursuant to each of the Charter Amendment and the Series C Certificate of Amendment, each of the Reverse Stock Splits became effective as of 5:30 p.m. Eastern Time on April 21, 2023. As a result of the Reverse Stock Splits, every twenty (20) shares of Common Stock were exchanged for one (1) share of Common Stock and every twenty (20) shares of Series C Preferred Stock were exchanged for one (1) share of Series C Preferred Stock.

The Reverse Stock Splits did not affect the total number of shares of capital stock, including the Common Stock and Series C Preferred Stock, that the Company is authorized to issue, which remain as set forth pursuant to the Certificate of Incorporation and Series C Certificate of Designations, respectively. No fractional shares were issued in connection with the Reverse Stock Splits, all of which shares of post-split Common Stock and Series C Preferred Stock were rounded up to the nearest whole number of such shares. The Reverse Stock Splits also have a proportionate effect on all other convertible preferred stock, options and warrants of the Company outstanding as of the effective date of the Reverse Stock Splits. The new CUSIP number for the Common Stock is 67091J 503.

The Company’s transfer agent, Nevada Agency and Transfer Company, is acting as exchange agent for the Common Stock Reverse Stock Split and has provided instructions to stockholders of record regarding the exchange of certificates for Common Stock. The Company is acting as exchange agent for the Series C Reverse Stock Split.

The summary of the Charter Amendment and Series C Certificate of Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter Amendment and the Series C Certificate of Amendment, copies of which are attached to this Current Report on Form 8-K (this “Report”) as Exhibits 3.1(i)(a) and 3.1(i)(b), respectively.

Item 8.01 Other Events.

On April 21, 2023, the Company issued a press release with respect to the Reverse Stock Splits. A copy of such press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

At the Special Meeting, the Company’s 2023 Stock Incentive Plan was approved by the Company’s stockholders and upon such approval, the Company’s 2017 Stock Incentive Plan was terminated. The Company’s 2013 Long-Term Stock Incentive Plan expired in accordance with its terms on January 3, 2023.

Forward-Looking Statements

Exhibit 99.1 attached hereto contains, and may implicate, forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1(i)(a)	Certificate of Amendment to Certificate of Incorporation of LogicMark, Inc.
3.1(i)(b)	Series C Certificate of Amendment to the Series C Certificate of Designations of LogicMark, Inc.
99.1	Press Release, dated April 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2023	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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